Funko Reports 2024 Fourth-Quarter, Full-Year Financial Results;
Provides Full-Year Outlook for 2025
--Q4 Net Sales at Upper End of Expectations, Gross Margin and Adjusted EBITDA Exceed Expectations, Driven by Strong DTC and EMEA Sales--
EVERETT, Wash. March 6, 2025 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2024. The company also provided financial guidance for the 2025 first quarter and full year.
Fourth-Quarter Financial Results Summary: 2024 vs 2023
•Net sales were $293.7 million versus $291.2 million
•Gross profit was $124.4 million, equal to gross margin of 42.4%, compared with $109.4 million, equal to gross margin of 37.6%
•SG&A expenses were $102.8 million, which included $1.6 million of non-recurring charges. This compares with $97.4 million, which included $8.0 million of non-recurring charges. Details related to the non-recurring charges can be found in footnotes 3 and 4 of the attached reconciliations
•Net loss was $1.5 million, or $0.03 per share, versus $10.8 million, or $0.21 per share
•Adjusted net income* was $4.4 million, or $0.08 per diluted share, versus $0.1 million, or $— per diluted share
•Adjusted EBITDA* was $26.3 million versus adjusted EBITDA* of $23.1 million
Full-Year Financial Results Summary: 2024 vs 2023
•Net sales were $1.05 billion versus $1.10 billion
•Gross profit was $434.5 million, equal to gross margin of 41.4%. This compares with $333.0 million, equal to gross margin of 30.4%.
•SG&A expenses were $359.0 million, which included $5.5 million of non-recurring charges. This compares with $377.1 million, which included $20.7 million of non-recurring charges. Details related to the non-recurring charges can be found in footnotes 3 and 4 of the attached reconciliations
•Net loss was $14.7 million, or $0.28 per share, compared with $154.1 million, or $3.19 per share
•Adjusted net income* was $8.7 million, or $0.16 per diluted share, versus adjusted net loss* of $74.7 million, or $1.43 per share
•Adjusted EBITDA* was $94.7 million compared to negative adjusted EBITDA of $11.8 million. Following correspondence with the SEC, the Company no longer adjusts its non-GAAP financial measures for one-time costs related to inventory. This change in presentation increases adjusted net loss by $29.3 million and lowers adjusted EBITDA by $39.0 million for the year ended December 31, 2023.

"2024 was a pivotal year for Funko. We strengthened our business, delivered on key financial goals and positioned the company for long-term success,” said Cynthia Williams, Chief Executive Officer of Funko. “We closed the year strong, with Q4 net sales up 1% and at the top end of our guidance range and adjusted EBITDA exceeding expectations, fueled by momentum of our Pop! Yourself and Bitty Pop! product lines, and growth of our direct-to-consumer, EMEA and core collectibles businesses. For the full year, both gross profit and adjusted EBITDA improved by more than $100 million, and we reduced total debt by $90 million.

"Now, we are focused on executing our strategic growth plan that revolves around financial discipline and intentional diversification. We are expanding our presence in sports, music, and gaming, all high potential categories, and our approach prioritizes sustainable, long-term value creation. We expect measured top-line growth in 2025, weighted toward the second half of the year, and we are confident that our initiatives will drive meaningful acceleration over time. Funko has a strong foundation, a clear strategy and a committed leadership team - we are excited about the opportunities ahead."
Fourth Quarter 2024 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended December 31,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by product brand:
Core Collectible	$232,703	$210,404	$22,299	10.6%
Loungefly	42,364	57,952	(15,588)	(26.9)%
Other	18,662	22,880	(4,218)	(18.4)%
Total net sales	$293,729	$291,236	$2,493	0.9%

	Three Months Ended December 31,		Period Over Period Change
	2024	2023	Dollar	Percentage
Net sales by geography:
United States	$178,183	$197,370	$(19,187)	(9.7)%
Europe	94,694	78,138	16,556	21.2%
Other International	20,852	15,728	5,124	32.6%
Total net sales	$293,729	$291,236	$2,493	0.9%

Balance Sheet Highlights - At December 31, 2024 vs December 31, 2023
•Total cash and cash equivalents were $34.7 million at December 31, 2024 versus $36.5 million at December 31, 2023
•Inventories were $92.6 million at December 31, 2024 versus $119.5 million at December 31, 2023
•Total debt was $182.8 million at December 31, 2024 versus $273.6 million at December 31, 2023. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan

Outlook for 2025
The Company's current outlook includes the anticipated impact of 20% tariffs on imports from China that have been announced through February 27, 2025. However, it does not account for any further tariff actions, as the impacts of such actions remain uncertain.
The Company provided its 2025 full-year outlook and 2025 first-quarter guidance, as follows:

Current Outlook
2025 Full Year
Net Sales	$1.050 billion to $1.082 billion
Adjusted EBITDA*	$80 million to $100 million

2025 First Quarter
Net sales	$188 million to $198 million
Gross margin %	~39%
SG&A expense, in dollars	~$91 million
Adjusted net loss*	$25 million to $22 million
Adjusted net loss per share*	$0.48 to $0.40
Negative adjusted EBITDA*	$14 million to $9 million
*Adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA are non-GAAP financial measures. For a reconciliation of historical adjusted net income (loss), adjusted income (loss) per diluted share, and adjusted EBITDA, to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release. A reconciliation of adjusted net loss, adjusted net loss per diluted share and adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the first quarter of 2025 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $16 million and interest expense of approximately $4 million. For the full year 2025, the company expects equity-based compensation of approximately $15 million, depreciation and amortization of approximately $63 million and interest expense of approximately $15 million, each of which is a reconciling item to net loss. See "Use of Non-GAAP Financial Measures" and the attached reconciliations for more information.
Conference Call and Webcast
The company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, March 6, 2025, to further discuss its fourth-quarter and full-year results and business update. A live webcast, presentation materials and a replay of the event will be available on the Investor Relations section on the Company’s website at investor.funko.com. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), including per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financials projections, to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture lifestyle brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at www.funko.com and follow us on X (Twitter) (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product offerings and strategic plan, anticipated financial results, including without limitation, equity-based compensation and financial position. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; the ongoing level of popularity of our products with consumers; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; our use of third-party manufacturing; risks associated with climate change; increased attention to sustainability and environmental, social and governance initiatives; geographic concentration of our operations; risks associated with our international operations; changes in effective tax rates or tax law; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; future development and acceptance of blockchain networks; risks associated with receiving payments in digital assets; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to secure additional financing on favorable terms or at all; the potential for our or our third-party providers’ electronic data or the electronic data of our customers to be compromised; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; volatility in the price of our Class A common stock; and risks associated with our internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net sales	$293,729	$291,236	$1,049,850	$1,096,086
Cost of sales (exclusive of depreciation and amortization shown separately below)	169,326	181,827	615,318	763,085
Selling, general, and administrative expenses	102,804	97,380	358,958	377,065
Depreciation and amortization	16,174	15,429	62,583	59,763
Total operating expenses	288,304	294,636	1,036,859	1,199,913
Income (loss) from operations	5,425	(3,400)	12,991	(103,827)
Interest expense, net	4,212	7,419	20,575	27,970
Loss on extinguishment of debt	—	—	—	494
Gain on tax receivable agreement liability adjustment	—	(603)	—	(100,223)
Other expense (income), net	928	(646)	2,922	(127)
Income (loss) before income taxes	285	(9,570)	(10,506)	(31,941)
Income tax expense	1,705	1,638	4,564	132,497
Net loss	(1,420)	(11,208)	(15,070)	(164,438)
Less: net income (loss) attributable to non-controlling interests	80	(447)	(352)	(10,359)
Net loss attributable to Funko, Inc.	$(1,500)	$(10,761)	$(14,718)	$(154,079)

Loss per share of Class A common stock:
Basic	$(0.03)	$(0.21)	$(0.28)	$(3.19)
Diluted	$(0.03)	$(0.21)	$(0.28)	$(3.19)
Weighted average shares of Class A common stock outstanding:
Basic	52,826	50,384	52,043	48,332
Diluted	52,826	50,384	52,043	48,332

Funko, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31,
	2024	2023
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$34,655	$36,453
Accounts receivable, net	119,882	130,831
Inventories	92,580	119,458
Prepaid expenses and other current assets	39,942	50,074
Total current assets	287,059	336,816
Property and equipment, net	78,357	91,335
Operating lease right-of-use assets, net	52,846	61,499
Goodwill	133,652	133,795
Intangible assets, net	151,547	167,388
Other assets	3,793	7,752
Total assets	$707,254	$798,585
Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$60,000	$120,500
Current portion of long-term debt	22,512	22,072
Current portion of operating lease liabilities	17,102	17,486
Accounts payable	63,130	52,919
Accrued royalties	61,362	54,375
Accrued expenses and other current liabilities	81,688	85,420
Total current liabilities	305,794	352,772
Long-term debt	100,303	130,986
Operating lease liabilities	60,390	71,309
Other long-term liabilities	4,414	5,478
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 52,967 shares and 50,549 shares issued and outstanding as of December 31, 2024 and 2023, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 1,430 shares and 2,277 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in-capital	343,472	326,180
Accumulated other comprehensive loss	(1,676)	(180)
Accumulated deficit	(108,782)	(94,064)
Total stockholders' equity attributable to Funko, Inc.	233,019	231,941
Non-controlling interests	3,334	6,099
Total stockholders' equity	236,353	238,040
Total liabilities and stockholders' equity	$707,254	$798,585

Funko, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2024	2023	2022

	(in thousands)
Operating Activities
Net loss	$(15,070)	$(164,438)	$(5,240)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	62,583	57,389	47,919
Equity-based compensation	13,602	10,534	16,591
Loss on debt extinguishment	—	494	—
Gain on tax receivable agreement liability adjustment	—	(100,223)	—
Deferred tax (benefit) expense	(57)	123,124	(17,414)
Other, net	3,722	5,364	6,146
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	9,624	40,513	19,075
Inventories	26,216	122,479	(82,214)
Prepaid expenses and other assets	17,076	(1,969)	(7,263)
Accounts payable	9,280	(17,968)	11,043
Income taxes payable	(597)	75	(15,018)
Accrued royalties	6,987	(14,723)	9,082
Accrued expenses and other liabilities	(9,842)	(29,716)	(22,841)
Net cash provided by (used in) operating activities	123,524	30,935	(40,134)

Investing Activities
Purchase of property and equipment	$(32,791)	$(35,131)	$(59,148)
Acquisitions of business and intangible assets, net of cash acquired	—	(5,364)	(19,479)
Sale of Funko Games inventory and certain intellectual property	6,754	—	—
Other, net	809	699	562
Net cash used in investing activities	(25,228)	(39,796)	(78,065)

Financing Activities
Borrowings on line of credit	$40,000	$71,000	$120,000
Payments on line of credit	(100,500)	(20,500)	(50,000)
Proceeds from long-term debt	—	—	20,000
Payment of long-term debt	(31,104)	(22,581)	(18,000)
Distributions to continuing equity owners	—	(1,118)	(10,710)
Payments under tax receivable agreement	(8,960)	(4)	(7,718)
Other, net	1,322	(1,201)	1,067
Net cash (used in) provided by financing activities	(99,242)	25,596	54,639

Effect of exchange rates on cash and cash equivalents	(852)	518	(797)

Net change in cash and cash equivalents	(1,798)	17,253	(64,357)
Cash and cash equivalents at beginning of period	36,453	19,200	83,557
Cash and cash equivalents at end of period	$34,655	$36,453	$19,200

Supplemental Cash Flow Information
Cash paid for interest	$20,953	$24,635	$8,856
Income tax payments	3,899	1,059	22,363
Establishment of liabilities under tax receivable agreement	547	—	30,034
Issuance of equity instruments for acquisitions	—	—	1,487
Tenant allowance	—	—	17,236

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands, except per share data)
Net loss attributable to Funko, Inc.	$(1,500)	$(10,761)	$(14,718)	$(154,079)
Reallocation of net (loss) income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	80	(447)	(352)	(10,359)
Equity-based compensation (2)	3,072	3,013	13,602	10,534
Acquisition transaction costs and other expenses (3)	1,583	7,320	3,449	14,241
Certain severance, relocation and related costs (4)	12	702	2,093	6,486
Loss on extinguishment of debt (5)	—	—	—	494
Foreign currency transaction (gain) loss (6)	380	(641)	2,398	854
Tax receivable agreement liability adjustments (7)	547	(603)	547	(100,223)
Income tax expense (8)	235	1,486	1,668	157,386
Adjusted net income (loss) (11)	$4,409	$69	$8,687	$(74,666)
Adjusted net income (loss) margin (9)	1.5%	—%	0.8%	(6.8)%
Weighted-average shares of Class A common stock outstanding-basic	52,826	50,384	52,043	48,332
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	1,653	2,808	2,049	4,021
Adjusted weighted-average shares of Class A stock outstanding - diluted	54,479	53,192	54,092	52,353
Adjusted earnings (loss) per diluted share	$0.08	$—	$0.16	$(1.43)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net loss	$(1,420)	$(11,208)	$(15,070)	$(164,438)
Interest expense, net	4,212	7,419	20,575	27,970
Income tax expense	1,705	1,638	4,564	132,497
Depreciation and amortization	16,174	15,429	62,583	59,763
EBITDA	$20,671	$13,278	$72,652	$55,792
Adjustments:
Equity-based compensation (2)	3,072	3,013	13,602	10,534
Acquisition transaction costs and other expenses (3)	1,583	7,320	3,449	14,241
Certain severance, relocation and related costs (4)	12	702	2,093	6,486
Loss on extinguishment of debt (5)	—	—	—	494
Foreign currency transaction (gain) loss (6)	380	(641)	2,398	854
Tax receivable agreement liability adjustments (7)	547	(603)	547	(100,223)
Adjusted EBITDA (11)	$26,265	$23,069	$94,741	$(11,822)
Adjusted EBITDA margin (10)	8.9%	7.9%	9.0%	(1.1)%

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(3)
For the three months ended December 31, 2024, includes charges related to fair market value adjustments of certain assets held for sale, related to a potential business initiative. For the year ended December 31, 2024, includes a net one-time legal settlement gain of $1.4 million related to a previously-disclosed Loungefly Matter and costs of $4.8 million related to contract settlement agreements and related services for assets held for sale (including fair market value adjustments of $1.3 million) related to a potential business initiative and the sale of certain assets under Funko Games. For the three months ended December 31, 2023, includes fair market value adjustments for assets held for sale, related to a potential business initiative. For the year ended December 31, 2023, includes a lease termination charge related to the abandonment of a potential business initiative of $5.0 million, expenses related to assets held for sale of $6.8 million (including fair market value adjustments of $6.5 million), related charges of termination of service contracts, architecture and design fees of $1.6 million related to the potential business initiative, and a purchase agreement termination charge of $1.0 million related to the abandonment of a potential business initiative, partially offset by acquisition-related benefits of $975,000 related to a working capital adjustment under the Mondo Collectibles, LLC acquisition.

(4)
Represents certain severance, relocation and related costs. For the three months ended December 31, 2024, includes true up severance and benefit costs for certain management departures. For the year ended December 31, 2024, includes severance and benefit costs related to certain management departures of $2.1 million. For the three months ended December 31, 2023, includes residual charges for severance and benefit costs for reductions-in-force. For the year ended December 31, 2023, includes charges to remove leasehold improvements and return multiple Washington-based warehouses of $382,000, and charges related to severance and benefit costs for reductions-in-force of $5.2 million.

(5)	Represents write-off of unamortized debt financing fees for the year ended December 31, 2023.
(6)	Represents both unrealized and realized foreign currency losses (gains) on transactions other than in U.S. dollars.
(7)
Represents recognized adjustments to the tax receivable agreement liability. For the year ended December 31, 2023, reduction of the tax receivable agreement liability as a result of recognizing a full valuation allowance of the Company's deferred tax assets and anticipated inability to realize future tax benefits.

(8)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the years ended December 31, 2024 and 2023. For the year ended December 31, 2023, this also includes $123.2 million recognized valuation allowance on the Company’s deferred tax assets.
(9)	Adjusted net income (loss) margin is calculated as Adjusted net income (loss) as a percentage of net sales.
(10)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.
(11)
Following correspondence with the SEC, we no longer adjust our non-GAAP financial measures for one-time disposal costs for finished goods held at offshore factories, one-time disposal costs for unfinished goods held at offshore factories, and inventory write-down. This change in presentation lowers adjusted net income (loss) by $389,000 and $29.3 million and adjusted EBITDA by $479,000 and $39.0 million for the three and twelve months ended December 31, 2023, respectively.